BOYD GAMING REPORTS FIRST QUARTER RESULTS

- Las Vegas Locals Business Shows Resilience in Competitive Market -

- Company Bolsters Growth Pipeline with Florida Acquisition -

- Board Approves Dividend Increase -

LAS VEGAS, NV - APRIL 26, 2007 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2007. With the addition of Dania Jai-Alai in south Florida on March 1, the Company will refer to its Central Region as the Midwest and South region.

Recent Highlights

  Company's Las Vegas Locals segment continues improvement trend as first quarter 2007 operating results for three of the four main Locals properties nearly match first quarter 2006 net revenues and Adjusted EBITDA(1) levels.
  Company's Midwest and South region operating results reflect continued normalization of operating results at Treasure Chest, as well as at Blue Chip, where in the first quarter 2006, the opening of its expansion drove unusually high customer trial.
  Company's Downtown Las Vegas segment continues to outperform the market, nearly matching record first quarter 2006 net revenues and Adjusted EBITDA levels.
  Company completes the trade of the Barbary Coast for 24 acres adjacent to its Echelon development on the Las Vegas Strip, resulting in a pre-tax gain of $285 million.
  Company completes its acquisition of Dania Jai-Alai in Dania Beach, Florida, one of four pari-mutuel facilities approved under Florida law to operate 1,500 Class III slot machines.
  Company prepares for June 19th groundbreaking on its Echelon development.
  Company declares quarterly dividend of $0.15 per share, an increase of 11.1%.

(1) See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

First Quarter Results

We reported first quarter 2007 income from continuing operations of $33.5 million, or $0.38 per share, compared with $65.3 million, or $0.72 per share, in the same period 2006. Including discontinued operations, we reported net income for the first quarter 2007 of $216.3 million, or $2.44 per share, compared to net income of $63.2 million, or $0.70 per share, reported in the same period 2006. The first quarter 2007 results include a $285 million pre-tax gain, classified as part of discontinued operations, recorded upon the disposition of Barbary Coast. Per share earnings discussed throughout this release are reported on a diluted basis.

Adjusted Earnings(1) from continuing operations for the first quarter 2007 were $44.0 million, or $0.50 per share, compared to $72.2 million, or $0.79 per share, for the same period in 2006. During the first quarter 2007, certain pre-tax adjustments that reduced income from continuing operations by $16.5 million ($10.5 million, net of tax, or $0.12 per share) were as follows:

  $11.5 million for write-downs and other charges, net, that consist mainly of an $8.0 million charge for closure costs at Stardust and $3.4 million for acquisition related expenses incurred in connection with our purchase of Dania Jai-Alai.
  $5.0 million for other items, primarily consisting of preopening expenses associated with our Echelon development.

By comparison, the first quarter 2006 included pre-tax adjustments that reduced income from continuing operations by $10.7 million ($6.9 million, net of tax, or $0.07 per share).

Net revenues were $517.0 million for the first quarter 2007, a decrease of 12.3% from the same quarter in 2006. Total Adjusted EBITDA was $155.4 million in the first quarter 2007, as compared to $202.5 million for the same period last year. The decreases were due to a number of factors, including the closure of the Stardust, normalization of operating results at Treasure Chest, unusually high customer trial at Blue Chip related to the opening of its 2006 expansion, and heightened competitive environments in the Las Vegas Locals and Atlantic City markets.

Keith Smith, President and Chief Operating Officer of Boyd Gaming, commented, "Although we faced some tough comparisons, the first quarter was highlighted by the resiliency of our Las Vegas Locals segment. Importantly, we were able to maintain the marked improvement we saw in the fourth quarter, nearly matching tough comparisons from our strong first quarter 2006 performances at Sam's Town, The Orleans and Gold Coast in the face of a significant capacity increase in the market. Our Downtown business continues to achieve outstanding results, almost equaling last year's first quarter record levels in both net revenues and Adjusted EBITDA."

(1) See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

In our Las Vegas Locals segment, first quarter net revenues were $218.7 million versus $224.1 million for the first quarter 2006. First quarter 2007 Adjusted EBITDA was $74.6 million compared to $82.0 million in the same quarter 2006.

In our Midwest and South region, we recorded $234.5 million in net revenues for the first quarter 2007, compared to $262.0 million for the same period in 2006. Adjusted EBITDA for the period was $57.3 million versus $83.9 million for the first quarter 2006.

Our Downtown Las Vegas properties continued to report strong results, generating net revenues of $63.8 million and Adjusted EBITDA of $13.9 million for the first quarter 2007, versus $64.5 million and $14.0 million, respectively, for the first quarter 2006.

In Atlantic City, Borgata's gaming revenue rose 7.5% over last year's first quarter, as the property continued to lead the market. Non-gaming revenue increased by 19.0% over the same period in the previous year and was fueled largely by Borgata's public space expansion, which added significant non-gaming amenities. However, net income for Borgata was $35.3 million for the first quarter 2007, compared to $44.7 million in the same period last year. Adjusted EBITDA was $60.6 million, compared to $65.3 million for the first quarter 2006. These first quarter declines were mainly attributable to the continued heightened competitive environment, as well as higher fixed costs related to its public space expansion.

Development Update

We have numerous development initiatives underway, all providing a healthy growth pipeline for the Company:

  In Atlantic City, Borgata is adding The Water Club, an 800-room boutique hotel directly connected to the property. The project remains on-budget and construction of the 43-story tower is expected to top-off in June. We anticipate that The Water Club will open in early 2008.
  At Blue Chip, we have begun construction of our new hotel. This $130 million project will include 300 new guest rooms, a spa and fitness center, additional meeting and event space, new dining and nightlife experiences, and a new entrance and porte cochere. The project is scheduled to open in late 2008.
  In Florida, we closed on our acquisition of Dania Jai-Alai last month. We continue to work on the design of the new casino facility and plan to begin construction later this year. We anticipate opening the casino operation around the end of 2008.
  On the Las Vegas Strip, we are nearly complete with the demolition phase of our Echelon development. Groundbreaking is scheduled for June 19.

Bill Boyd, Chairman and Chief Executive Officer, said, "Our growth pipeline remains as strong as ever. With Echelon breaking ground in June, the Water Club at Borgata opening early next year, followed by Blue Chip's new expansion and our new casino operation in Florida, our Company is well-positioned for sustainable, long-term growth."

Boyd Gaming Branding Initiative

Work continues on a company-wide branding initiative that will position our individual properties as part of a larger network, creating additional synergies and further leveraging Boyd Gaming's highly regarded blend of gaming excitement and personal service. The main goals of our branding initiative are to increase customer loyalty, drive more cross-property visitation, and grow our database.

The foundation of our branding initiative will be a nationwide loyalty program, built on three regional reward cards. Each regional card will be distinct from the others, tailored to meet the different expectations of customers from each of our markets, and giving us more flexibility in adapting to regional market conditions. Implementation of our branding initiative remains on schedule for a phased rollout in the second half of this year.

New Bank Credit Facility

We expect to complete the syndication of a $4 billion revolving credit facility in the second quarter, subject to the necessary gaming and other approvals, as well as the satisfaction of customary closing conditions. The new credit facility will be used to finance our development initiatives, reduce interest costs, and provide greater financial flexibility to the Company. Variable rate pricing on the facility will be based upon our total leverage ratio and range between LIBOR +62.5 bps and 162.5 bps, with initial pricing set at LIBOR +100 bps. The joint lead arrangers for the credit facility are Bank of America, Citi, Deutsche Bank, JP Morgan, Merrill Lynch, Wachovia and Wells Fargo.

Dividend

We declared a quarterly dividend of $0.15 per share, an increase of 11.1% from the previous rate. This dividend is payable June 1, 2007 to shareholders of record as of the close of business on May 11, 2007. This is the fourth increase to the dividend in less than three years.

Key Financial Statistics

The following is additional information as of and for the three months ended March 31, 2007:

  March 31 debt balance: $2.16 billion
  March 31 cash: $157.3 million
  Dividends paid in the quarter: $11.8 million
  Maintenance capital expenditures during the quarter: $9.5 million
  Expansion capital expenditures during the quarter: $41.0 million
  Capitalized interest during the quarter: $1.7 million
  Cash distribution to the Company from Borgata in the quarter: $14.6 million
  March 31 debt balance at Borgata: $555.4 million

Conference Call Information

We will host our first quarter 2007 conference call today, Thursday, April 26 at 12:00 p.m. Eastern. The conference call number is 866.362.4832 and the passcode is 31005398. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at www.boydgaming.com .

Following the call's completion, a replay will be available by dialing 888.286.8010 on Thursday, April 26, beginning two hours after the completion of the call and continuing through Thursday, May 3. The passcode for the replay will be 64557505. The replay will also be available on the Internet at www.boydgaming.com

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to Income from continuing operations for the three months ended March 31, 2007 and 2006:

                                                                       Three Months Ended
                                                                            March 31,
                                                                    ------------------------
(In thousands)                                                         2007         2006
                                                                    -----------  -----------
Net Revenues
    Las Vegas Locals                                               $   218,688  $   224,144
    Stardust (a)                                                            --       38,943
    Downtown Las Vegas (b)                                              63,833       64,530
    Midwest and South                                                  234,509      262,005
                                                                    -----------  -----------
            Net revenues                                           $   517,030  $   589,622
                                                                    ===========  ===========
Adjusted EBITDA
    Las Vegas Locals                                               $    74,579  $    81,950
    Stardust (a)                                                            --        6,758
    Downtown Las Vegas                                                  13,881       14,016
    Midwest and South                                                   57,281       83,859
                                                                    -----------  -----------
        Wholly-owned property Adjusted EBITDA                          145,741      186,583
        Corporate expense (d)                                          (12,193)      (9,490)
                                                                    -----------  -----------
            Wholly-owned Adjusted EBITDA                               133,548      177,093
        Our share of Borgata's operating income before net
          amortization, preopening and other items (e)                  21,872       25,391
                                                                    -----------  -----------
            Adjusted EBITDA (f)                                        155,420      202,484
                                                                    -----------  -----------
Other operating costs and expenses
    Deferred rent                                                        1,130        1,157
    Depreciation and amortization (g)                                   40,936       49,504
    Preopening expenses                                                  4,450        5,845
    Our share of Borgata's preopening expenses                             470          665
    Our share of Borgata's (gain) loss on asset disposals                  (34)         146
    Share-based compensation expense                                     4,184        5,294
    Write-downs and other charges, net                                  11,508        1,491
                                                                    -----------  -----------
            Total other operating costs and expenses                    62,644       64,102
                                                                    -----------  -----------
Operating income                                                        92,776      138,382
                                                                    -----------  -----------
Other non-operating costs and expenses
    Interest expense, net (c)                                          (36,548)     (34,814)
    Decrease in value of derivative instruments                            (76)          --
    Our share of Borgata's non-operating expenses, net                  (3,801)      (2,225)
                                                                    -----------  -----------
            Total other non-operating costs and expenses               (40,425)     (37,039)
                                                                    -----------  -----------
Income from continuing operations before provision
    for income taxes                                                    52,351      101,343
Provision for income taxes                                             (18,846)     (36,074)
                                                                    -----------  -----------

Income from continuing operations                                  $    33,505  $    65,269
                                                                    ===========  ===========

  The Stardust closed on November 1, 2006 to make way for our Las Vegas Strip development, Echelon.
  Includes revenues related to Vacations Hawaii and other travel agency related entities of $10.7 million and $12.7 million, respectively, for the three months ended March 31, 2007 and 2006.
  Net of interest income and amounts capitalized.
  The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table:

                                                                       Three Months Ended
                                                                            March 31,
                                                                    ------------------------
(In thousands)                                                         2007         2006
------------------------------------------------------------------  -----------  -----------
Corporate expense as reported on our condensed
   consolidated statements of operations                           $    15,271  $    13,508
Corporate share-based compensation expense                              (3,078)      (4,018)
                                                                    -----------  -----------
Corporate expense as reported on the accompanying table            $    12,193  $     9,490
                                                                    ===========  ===========

  The following table reconciles the presentation of our share of Borgata's operating income on our condensed consolidated statements of operations to the presentation of our share of Borgata's results on the accompanying table:

                                                                       Three Months Ended
                                                                            March 31,
                                                                    ------------------------
(In thousands)                                                         2007         2006
------------------------------------------------------------------  -----------  -----------
Operating income from Borgata, as reported on our
     condensed consolidated statements of operations               $    21,112  $    24,256
Add back:
    Net amortization expense related to our
        investment in Borgata                                              324          324
    Our share of preopening expenses                                       470          665
    Our share of (gain) loss on asset disposals                            (34)         146
                                                                    -----------  -----------
Our share of Borgata's operating income before net
    amortization, preopening and other items                       $    21,872  $    25,391
                                                                    ===========  ===========

  The following table reconciles Adjusted EBITDA to EBITDA and Income from continuing operations:

                                                                       Three Months Ended
                                                                            March 31,
                                                                    ------------------------
(In thousands)                                                         2007         2006
------------------------------------------------------------------  -----------  -----------
Adjusted EBITDA                                                    $   155,420  $   202,484
    Deferred rent                                                        1,130        1,157
    Preopening expenses                                                  4,450        5,845
    Our share of Borgata's preopening expenses                             470          665
    Our share of Borgata's (gain) loss on asset disposals                  (34)         146
    Share-based compensation expense                                     4,184        5,294
    Write-downs and other charges, net                                  11,508        1,491
    Decrease in value of derivative instruments                             76           --
    Our share of Borgata's non-operating expenses, net                   3,801        2,225
                                                                    -----------  -----------
EBITDA                                                                 129,835      185,661
    Depreciation and amortization                                       40,936       49,504
    Interest expense, net                                               36,548       34,814
    Provision for income taxes                                          18,846       36,074
                                                                    -----------  -----------
Income from continuing operations                                  $    33,505  $    65,269
                                                                    ===========  ===========

  The following table reconciles the presentation of depreciation and amortization on our condensed consolidated statements of operations to the presentation on the accompanying table:

                                                                       Three Months Ended
                                                                            March 31,
                                                                    ------------------------
(In thousands)                                                         2007         2006
------------------------------------------------------------------  -----------  -----------
Depreciation and amortization as reported on our
   condensed consolidated statements of operations                 $    40,612  $    49,180
Net amortization expense related to our investment
   in Borgata                                                              324          324
                                                                    -----------  -----------
Depreciation and amortization as reported on
   the accompanying table                                          $    40,936  $    49,504
                                                                    ===========  ===========

BOYD GAMING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)                                                            Three Months Ended
(In thousands, except per share data)                                       March 31,
                                                                    ------------------------
                                                                       2007         2006
------------------------------------------------------------------  -----------  -----------
Revenues
    Gaming                                                         $   431,931  $   489,023
    Food and beverage                                                   68,306       79,231
    Room                                                                39,972       46,814
    Other                                                               32,884       36,060
                                                                    -----------  -----------
Gross revenues                                                         573,093      651,128
Less promotional allowances                                             56,063       61,506
                                                                    -----------  -----------
        Net revenues                                                   517,030      589,622
                                                                    -----------  -----------
Costs and expenses
    Gaming                                                             197,623      213,226
    Food and beverage                                                   41,237       48,724
    Room                                                                11,372       14,475
    Other                                                               23,369       26,528
    Selling, general and administrative                                 77,246       78,321
    Maintenance and utilities                                           22,678       24,198
    Depreciation and amortization                                       40,612       49,180
    Corporate expense                                                   15,271       13,508
    Preopening expenses                                                  4,450        5,845
    Write-downs and other charges, net                                  11,508        1,491
                                                                    -----------  -----------
       Total costs and expenses                                        445,366      475,496
                                                                    -----------  -----------
Operating income from Borgata                                           21,112       24,256
                                                                    -----------  -----------
Operating income                                                        92,776      138,382
                                                                    -----------  -----------
Other income (expense)
    Interest income                                                         --           36
    Interest expense, net of amounts capitalized                       (36,548)     (34,850)
    Decrease in value of derivative instruments                            (76)          --
    Other non-operating expenses from Borgata, net                      (3,801)      (2,225)
                                                                    -----------  -----------
       Total                                                           (40,425)     (37,039)
                                                                    -----------  -----------

Income from continuing operations before provision
    for income taxes                                                    52,351      101,343
Provision for income taxes                                             (18,846)     (36,074)
                                                                    -----------  -----------
Income from continuing operations                                       33,505       65,269

Discontinued operations:
    Income (loss) from discontinued operations (including a
        gain on disposition of $285,189 in 2007)                       282,956       (3,297)
   (Provision for) benefit from income taxes                          (100,195)       1,268
                                                                    -----------  -----------
       Net income (loss) from discontinued operations                  182,761       (2,029)
                                                                    -----------  -----------
Net income                                                         $   216,266  $    63,240
                                                                    ===========  ===========

Basic Net Income (Loss) Per Common Share
Income from continuing operations                                  $      0.38  $      0.73
Net income (loss) from discontinued operations                            2.10        (0.02)
                                                                    -----------  -----------
Net income                                                         $      2.48  $      0.71
                                                                    ===========  ===========

Average Basic Shares Outstanding                                        87,240       89,309
                                                                    ===========  ===========

Diluted Net Income (Loss) Per Common Share
Income from continuing operations                                  $      0.38  $      0.72
Net income (loss) from discontinued operations                            2.06        (0.02)
                                                                    -----------  -----------
Net income                                                         $      2.44  $      0.70
                                                                    ===========  ===========

Average Diluted Shares Outstanding                                      88,460       90,851
                                                                    ===========  ===========

The following table reconciles income from continuing operations based upon generally accepted accounting principles to adjusted earnings and adjusted earnings per share.

                                                                       Three Months Ended
(In thousands, except per share data)                                       March 31,
                                                                    ------------------------
                                                                       2007         2006
------------------------------------------------------------------  -----------  -----------
Income from continuing operations                                  $    33,505  $    65,269
   Adjustments:
      Preopening expenses                                                4,450        5,845
      Our share of Borgata's preopening expenses                           470          665
      Our share of Borgata's (gain) loss on asset disposals                (34)         146
      Accelerated depreciation for Stardust and related assets              --        2,570
      Decrease in value of derivative instruments                           76           --
      Write-downs and other charges, net                                11,508        1,491
      Income tax effect for above adjustments                           (5,929)      (3,816)
                                                                    -----------  -----------
         Adjusted earnings                                         $    44,046  $    72,170
                                                                    ===========  ===========

      Adjusted earnings per diluted share (Adjusted EPS)           $      0.50  $      0.79
                                                                    ===========  ===========

      Weighted average diluted shares outstanding                       88,460       90,851
                                                                    ===========  ===========

The following table reports Borgata's financial results.

                                                                       Three Months Ended
                                                                            March 31,
                                                                    ------------------------
(In thousands)                                                         2007         2006
------------------------------------------------------------------  -----------  -----------
Gaming revenue                                                     $   187,269  $   174,256
Non-gaming revenue                                                      66,737       56,101
                                                                    -----------  -----------
   Gross revenues                                                      254,006      230,357
   Less promotional allowances                                          50,276       42,789
                                                                    -----------  -----------
Net revenues                                                           203,730      187,568
Expenses                                                               143,161      122,289
Depreciation and amortization                                           16,826       14,498
Preopening expenses                                                        941        1,330
(Gain) loss on asset disposals                                             (69)         292
                                                                    -----------  -----------
Operating income                                                        42,871       49,159
                                                                    -----------  -----------

Interest and other expenses, net                                        (7,693)      (4,082)
Benefit from (provision for) income taxes                                   90         (367)
                                                                    -----------  -----------
   Subtotal                                                             (7,603)      (4,449)
                                                                    -----------  -----------
Net income                                                         $    35,268  $    44,710
                                                                    ===========  ===========

The following table reconciles our share of Borgata's financial results to the amounts reported on our condensed consolidated statements of operations.

                                                                        Three Months Ended
                                                                             March 31,
                                                                    ------------------------
(In thousands)                                                         2007         2006
------------------------------------------------------------------  -----------  -----------
Our share of Borgata's operating income                            $    21,436  $    24,580
Net amortization expense related to our
    investment in Borgata                                                 (324)        (324)
                                                                    -----------  -----------

Operating income from Borgata, as reported on our
    condensed consolidated statements of operations                $    21,112  $    24,256
                                                                    ===========  ===========

Other non-operating net expenses from Borgata, as reported
    on our condensed consolidated statements of operations         $    (3,801) $    (2,225)
                                                                    ===========  ===========

The following table reconciles operating income to Adjusted EBITDA for Borgata.

                                                                       Three Months Ended
                                                                            March 31,
                                                                    ------------------------
(In thousands)                                                         2007         2006
------------------------------------------------------------------  -----------  -----------
Operating income                                                   $    42,871  $    49,159
Depreciation and amortization                                           16,826       14,498
Preopening expenses                                                        941        1,330
(Gain) loss on asset disposals                                             (69)         292
                                                                    -----------  -----------
Adjusted EBITDA                                                    $    60,569  $    65,279
                                                                    ===========  ===========

The following table reconciles Adjusted EBITDA to EBITDA and Net income for Borgata.

                                                                       Three Months Ended
                                                                            March 31,
                                                                    ------------------------
(In thousands)                                                         2007         2006
------------------------------------------------------------------  -----------  -----------
Adjusted EBITDA                                                    $    60,569  $    65,279
Preopening expenses                                                        941        1,330
(Gain) loss on asset disposals                                             (69)         292
                                                                    -----------  -----------
EBITDA                                                                  59,697       63,657
Depreciation and amortization                                           16,826       14,498
Interest and other expenses, net                                         7,693        4,082
Income taxes                                                               (90)         367
                                                                    -----------  -----------
Net income                                                         $    35,268  $    44,710
                                                                    ===========  ===========

Footnotes and Safe Harbor Statements

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, change in value of derivative instruments, write-downs and other charges, net and our share of Borgata's non-operating expenses, preopening expenses and gain or loss on asset disposals. A reconciliation of Adjusted EBITDA to EBITDA and income from continuing operations, based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is income from continuing operations before preopening expenses, accelerated depreciation for Stardust and related assets, change in value of derivative instruments, write-downs and other charges, net, our share of Borgata's preopening expenses and gain or loss on asset disposals. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of Adjusted EBITDA to EBITDA and income from continuing operations, based upon GAAP, and the presentation of Adjusted EPS are each included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's strategy, expenses, revenue, earnings, cash flow, Adjusted EBITDA, Adjusted Earnings or Earnings Per Share and the growth and strength of certain gaming markets (including the Atlantic City, Las Vegas Locals, and Downtown markets). In addition, forward-looking statements include statements regarding the continuing improvement of the Company's Las Vegas Locals segment, the continued normalization of the Company's Midwest and South region operating results and that the Company's Downtown Las Vegas segment is continuing to outperform the market, statements regarding the timing and expected development of the Company's Echelon project, including the dates that the Company expects to break ground on the project and the expected opening date, statements regarding The Water Club, including its anticipated amenities, that the project is on-budget and the expected completion and opening dates, statements regarding the proposed expansion project at Blue Chip, the anticipated cost, opening date and amenities of the new expansion project, statements regarding the Company's recently completed acquisition of Dania Jai Alai, the anticipated development of the property and anticipated dates regarding the commencement of construction and opening of the property, statements under the heading "Boyd Gaming Branding Initiative", including statements regarding the goals of the branding initiative, its anticipated affects on the Company's player clubs, synergies and presence in various markets and the anticipated timing of the branding initiative, statements under the heading "Development Update", including that the Company has numerous development initiatives underway, the Company's growth pipeline remains as strong as ever and that the Company is well-positioned for sustainable, long-term growth, statements regarding Borgata continuing to lead the market, its position, performance and demand, and statements regarding the Company's pending credit facility, including the amount of the credit facility, timing for completing the credit facility, anticipated range of drawn pricing, the banks participating in the syndication and the use of the proceeds from the credit facility. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances regarding the effects of the Company's branding initiative, that the Company's growth pipeline will yield expected results, that Borgata's position, performance or demand will change, the timing, cost, progress or anticipated amenities and features for each of the Company's development and expansion projects, or that the pending credit facility will close when anticipated, if at all. Among the factors that could cause actual results to differ materially are the following: competition, litigation, financial community and rating agency perceptions of the Company, changes in laws and regulations, including increased taxes, the availability and price of energy, weather, regulation, economic, credit and capital market conditions and the effects of war, terrorist or similar activity. In addition, the Company's development and expansion projects are subject to the many risks inherent in the expansion or renovation of an existing enterprise or construction of a new enterprise, including unanticipated design, construction, regulatory, environmental and operating problems and lack of demand for the Company's projects, as well as unanticipated delays and cost increases, shortages of materials, shortages of skilled labor or work stoppages, unforeseen construction scheduling, engineering, environmental, permitting, construction or geological problems, weather interference, floods, fires or other casualty losses. In addition, the Company's anticipated costs and construction periods for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by the Company in consultation with its architects and contractors. Many of these costs are estimated at inception of the project and can change over time as the project is built to completion. The cost of any project may vary significantly from initial budget expectations, and the Company may have a limited amount of capital resources to fund cost overruns. If the Company cannot finance cost overruns on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The Company cannot assure you that any project will be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to the Company. Significant delays, cost overruns, or failures of the Company's projects to achieve market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the Company's projects may not help it compete with new or increased competition in its markets. In addition, the pending credit facility is subject to the satisfaction of various closing conditions, including obtaining regulatory approvals. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's Form 10-K for the year ended December 31, 2006, which is on file with the SEC, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, Louisiana and Florida. The Company is also developing Echelon, a world-class destination resort on the Las Vegas Strip, expected to open in the third quarter 2010. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com .

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